Foley & Lardner
                                  One IBM Plaza
                       330 North Wabash Avenue, Suite 3300
                             Chicago, IL  60611-3608


                                 (312) 755-1900

                                                                 EXHIBIT 8.01

                                  June 11, 1996


   Campbell & Company, Inc.
   Court Towers Building
   210 West Pennsylvania Avenue
   Baltimore, Maryland  21204

             Re:  Registration Statement on Form S-1

   Ladies and Gentlemen:

             We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1993, as amended (the "1933 Act"), of the Registration Statement on Form S-1, filed with the SEC on June 11, 1996 (the "Registration Statement") relating to the Limited Partnership Units ("Units") of Campbell Strategic Allocation Fund, L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

             In preparing this opinion, we have reviewed the Registration Statement and such other documents as we deemed necessary. We have assumed, without independent verification, the accuracy of all of the facts set forth in the Prospectus constituting a part of the Registration Statement (the "Prospectus"), including the statements contained therein concerning the future operations of the Fund. Without limiting the foregoing, we have assumed, without independent verification, that (a) Campbell & Company, Inc. will, when the Fund's Units are sold to the public, have a capitalization not materially less than that indicated in the audited financial statements included in the Registration Statement and will both maintain such capitalization throughout the term of the Fund and increase such capitalization as required by the terms of the Limited Partnership Agreement; (b) Campbell & Company, Inc. has made and will continue to make capital contributions to the Fund from time to time in at least the amounts set forth in the Prospectus; (c) the Fund has been and will continue to be operated so that it will satisfy the gross income requirements described in "Federal Income Tax Aspects" in the Prospectus; and (d) the Fund will not elect to be taxed as a corporation if permitted to do so under future Treasury Regulations.

             We hereby confirm our opinion expressed under the caption "Federal Income Tax Aspects" in the Prospectus that, as of the date hereof, the Fund will be classified as a partnership (and not as an association taxable as a corporation) for federal income tax purposes.

             We also advise that, in our opinion, the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax consequences, as of the date hereof, of an investment in the Fund to an investor who is an individual citizen or resident of the United States and who holds the Units as a capital asset.

             The opinions set forth above are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures, and announcements; existing judicial decisions; and other applicable authorities. No tax rulings have been sought from the IRS with respect to any of the matters discussed herein.

             As explained above, our opinions as set forth herein are based upon the factual statements contained in the Prospectus and the representations set forth in the certificate of even date herewith executed by an authorized officer of Campbell & Company, Inc., whether or not specifically referred to herein, and the assumptions set forth herein. If any such factual statement or assumption is inaccurate or incorrect in any material respect on the date hereof or on any subsequent date, any or all of the opinions expressed herein with respect to the Fund may become inapplicable.

             We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the statements regarding us and to the use of our name in the Prospectus. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the 1933 Act, or within the category of persons whose consent is required by
   Section 7 of the 1933 Act.

                                 Very truly yours,



                                 FOLEY & LARDNER